As Filed With the Securities and Exchange Commission on September 24, 1997

                                                      Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             Fort James Corporation
             (Exact name of registrant as specified in its charter)


Commonwealth of Virginia                                 54-0848173
     (State or other                                  (I.R.S. Employer
      jurisdiction                                   Identification No.)
   of incorporation or
      organization)


                              120 Tredegar Street
                            Richmond, Virginia 23219
                                 (804) 644-5411
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

             CLIFFORD A. CUTCHINS, IV, Esq., Senior Vice President,
                    General Counsel and Corporate Secretary
                             Fort James Corporation
                              120 Tredegar Street
                            Richmond, Virginia 23219
                                 (804) 644-5411
(Name, address, including zip code and telephone number, including area code, of agent for service)

                                   Copies To:
                          MARSHALL H. EARL, JR., Esq.
                    McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                            Richmond, Virginia 23219

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time after the effective date of this post-effective amendment to the registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 33-53413
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                       CALCULATION OF REGISTRATION FEE

===============================================================================================================================
     Title of Each Class                                      Proposed Maximum          Proposed Maximum
       of Securities to                Amount to               Offering Price           Aggregate Offer-         Amount of
        be Registered                be Registered              Per Unit (1)             ing Price (1)        Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Debt Securities.............        $120,000,000(2)               100%(3)               $120,000,000(3)            $36,364
===============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee.
(2) Such amount represents the issue price rather than the principal amount of any Debt Securities issued at an original issue discount. Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of Debt Securities from the registrant.
(3) Plus accrued interest, if any.

================================================================================

    This registration statement is being filed pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act of 1933, as amended ("Securities Act"), and includes the registration statement facing page, this page, the signature page, an exhibit index, legal opinions and related consents and accountants' consents. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (File No. 33-53413) of Fort James Corporation (formerly James River Corporation of Virginia), including the exhibits thereto, are incorporated by reference into this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond and Commonwealth of Virginia, on September 24, 1997.

                                         FORT JAMES CORPORATION

                                         By: /s/  MILES L. MARSH
                                             --------------------------------
                                                      Miles L. Marsh
                                           Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Know All Men and Women By These Presents that each individual whose signature appears below constitutes and appoints Clifford A. Cutchins, IV and R. Michael Lempke, and each of them, such individual's true and lawful attorneys-in-fact and agents with full power of substitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on September 24, 1997, in the capacities indicated.

       Signature                                              Title
       ---------                                              -----

  /s/ MILES L. MARSH                     Chairman and Chief Executive Officer
-------------------------------            and Director (Principal Executive
     Miles L. Marsh                        Officer)

/s/ MICHAEL T. RIORDAN                   President and Chief Operating Officer
-------------------------------            and Director
   Michael T. Riordan

/s/ WILLIAM A. PATERSON                  Senior Vice President and Controller
-------------------------------            (Principal Financial and Accounting
  William A. Paterson                      Officer)

 /s/ WILLIAM T. BURGIN                   Director
-------------------------------
   William T. Burgin

  /s/ JAMES L. BURKE                     Director
-------------------------------
     James L. Burke

                       II-1




 /s/ WILLIAM V. DANIEL                   Director
-------------------------------
   William V. Daniel

 /s/ BRUCE C. GOTTWALD                   Director
-------------------------------
   Bruce C. Gottwald

 /s/ ROBERT M. O'NEIL                    Director
-------------------------------
    Robert M. O'Neil

 /s/ RICHARD L. SHARP                    Director
-------------------------------
    Richard L. Sharp


/s/ ANNE M. WHITTEMORE                   Director
-------------------------------
   Anne M. Whittemore

                                    EXHIBITS

                                                                                     Sequentially
Exhibit                                                                                Numbered
Number                                   Exhibit                                         Page
------   ------------------------------------------------------------------------    ------------
 *1.1    Form of Underwriting Agreement
 *4.1    Indenture dated as of November 1, 1991, between the Company and The Bank of New York, as Trustee
  4.2    First Supplemental Indenture dated as of September 19, 1997, between the
         Company and The Bank of New York, as Trustee, filed herewith
  5.1    Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to the validity of the Debt Securities, filed herewith
  8.1    Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to certain tax matters, filed herewith
**12.1   Computation of ratios of earnings to fixed charges
 23.1    Consent of Coopers & Lybrand L.L.P. with respect to the audited financial statements of James River Corporation of Virginia and the audited supplemental consolidated financial statements of the Company, filed herewith
 23.2    Consent of Arthur Andersen LLP with respect to the audited financial statements of Fort Howard Corporation, filed herewith
 23.3    Consents of McGuire, Woods, Battle & Boothe, L.L.P. (included as part of
         Exhibits 5.1 and 8.1, respectively)
 24.1    Powers of attorney from officers and directors of the Company signing by an attorney-in-fact (included on signature page)
 25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee, filed herewith

 *Incorporated by reference to the Company's Registration Statement on Form S-3, as amended (33-53413).

**Incorporated by reference to Exhibit 12 to the Company's Current Report on Form 8-K dated August 13, 1997.

                                      II-3